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             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees of ING Prime Rate Trust:

We consent to the use of our report dated April 19, 2004, incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the prospectuses and "Independent Auditors" in the statement of additional information.

                                     /s/ KPMG LLP


Los Angeles, California
June 25, 2004